============================================================================
                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                    Washington, D. C.   20549


                             Form 8-K


                          CURRENT REPORT

              PURSUANT TO SECTION 13 or 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)                February 1, 1999



                         POTOMAC ELECTRIC POWER COMPANY
      (Exact name of registrant as specified in its charter)



District of Columbia and Virginia           1-1072              53-0127880
 (State or other jurisdiction of         (Commission       (I.R.S. Employer
        incorporation)                    File Number)     Identification No.)



1900 Pennsylvania Avenue, N. W., Washington, D. C.                  20068
     (Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code            (202) 872-2000


    (Former Name or Former Address, if Changed Since Last Report)
=============================================================================

                                                                   Pepco
                                                                   Form 8-K


Item 5.   Other Events.

     On February 1, 1999, Potomac Electric Power Company ("Pepco" or the "Company") filed with the District of Columbia Public Service Commission ("PSC" or the "Commission") (1) a quantification of its District of Columbia jurisdictional generating, purchased power and other costs that the Company projects would be stranded in a competitive market for generating services; (2) a proposed method for recovering such stranded costs through a non-bypassable Competitive Transition Charge ("CTC"); (3) proposed unbundled rates for retail service; and (4) a proposal to freeze retail rates from the time competition begins until January 2005 (collectively, the "Filing"). The Filing was made in compliance with an Order issued by the PSC on December 30, 1998. The Commission's Order also sought comments due to be filed on March 1, 1999 on various industry restructuring issues including whether retail competition in the District of Columbia is in the public interest.

Unbundled Rates

     The Company's "unbundled rates" proposal breaks down its electricity prices into separate rates for generation supply (i.e., the cost of producing power or buying it from third parties) and for electricity delivery (i.e., the cost of transmission and distribution of electricity to consumers). In the Filing, the Company's anticipated 1999 average price of 7.79 cents ($0.0779) per kilowatt/hour breaks down into a supply charge of 4.92 cents ($0.0492) and a delivery charge of 2.87 cents ($0.0287).

Proposed Freeze on Electricity Price

     As part of the Filing, Pepco proposes that effective with the beginning of competition in the District of Columbia, both the supply and delivery components of Pepco's retail prices will be frozen at then-existing levels until January 1, 2005. The Company also proposes to eliminate its fuel adjustment clause when competition begins and take the risk of fuel cost increases after implementation of the restructuring plan until January 1, 2005 when the Company no longer has the obligation to supply electricity at the frozen rate. The only exceptions to the rate freeze would be for unexpected increases in taxes or new environmental requirements. After January 1, 2005, supply prices would be set by the competitive marketplace and delivery prices would be determined by regulators.

                                                                   Pepco
                                                                   Form 8-K


Proposal to Provide Full Service at Frozen Rates to Those Who Want It and Credit to Those Who Choose to Purchase Power from a Source Other than the Company

     For retail customers who do not wish to buy the supply portion of their electric service from a source other than the Company once they are free to do so, Pepco proposes to provide both supply and delivery service at the frozen rates until January 1, 2005. For customers who enter the competitive supply market, Pepco proposes to provide them with a "shopping credit" based on the estimated market price for electricity (currently expected to start at 4.03 cents/kWh ($0.0403/kWh) in 2001). The shopping credit would terminate on January 1, 2005.

Cost of Transition to Competition, Including Stranded Cost Recovery, to be Absorbed within Existing Rate Levels

     Under Pepco's proposal, the transition to customer choice, including recovery of stranded costs, would be made without any increase in prices to customers. Initially, prices would be held at the levels in effect when competition begins for customers who choose to buy both supply and delivery from Pepco. During the freeze, a non-bypassable CTC will be included in the frozen rate. After the end of the freeze in January 2005, all customers would pay, as part of their delivery charge, an explicit CTC which would initially be .89 cents ($0.0089) per kWh, but would decrease to .121 cents ($0.00121) per kWh in 2011, and decrease again to .12 cents ($0.0012) in 2016. The CTC will end in 2021 when the last of the Company's pre-competition power purchase contracts ends.

Stranded Costs Identified

     In the Filing, Pepco identifies stranded costs (the total economic value of previously expected regulatory earnings that will not be recovered in a deregulated energy market) having a net after-tax present value of $500.8 million, which it proposes be securitized and recovered over the period from 2001 to 2011. The $500.8 million is composed of $210.1 million relating to generation assets, $151.2 million relating to power purchase contracts, $114.9 million in unrecovered conservation costs and $24.6 million in other stranded costs. The present value of the pre-tax CTC revenues necessary to recover these amounts over the ten-year period is $851.9 million. The Company proposes to recover additional stranded costs associated with its long-term Panda

                                                                   Pepco
                                                                   Form 8-K


and SMECO power purchase contracts, having a net after-tax present value of $55.2 million, over the period 2011 to 2021, which it does not propose be securitized. All stranded cost recovery would be accomplished through the non-bypassable CTC discussed above. The Company has also proposed a "true up" mechanism which would update prospectively in 2005 its stranded cost estimates taking into account changes in market price and other factors.

     The stranded costs in Pepco's case relate to costs which are already included in Pepco's rates. They have been approved by regulators as being appropriate to recover because they were found to have been prudently incurred to meet Pepco's regulatory-era obligation to provide reliable service to everyone who wants it. As part of its plan, the Company proposes to securitize a portion of its stranded cost recovery and thereby achieve savings through a reduction in capital costs.

     The inability of the Company to recover its stranded costs fully could have a material adverse impact on the future earnings and cash flows of the Company.

     The information in this Form 8-K contains forward looking statements, as defined by the Private Securities Litigation Act of 1995, with regard to matters that could have an impact on the future operations, financial results or financial condition of the Company. These statements are based on the current expectations, estimates or projections of management and are not guarantees of future performance. Actual results may differ materially from those anticipated by the forward looking statements, depending on the occurrence or nonoccurrence of future events or conditions that are difficult to predict and generally are beyond the control of the Company, such as what actions the PSC and the District of Columbia Council will take with regard to competition, rate setting and stranded cost recovery and securitization of stranded costs. In addition, the Company made numerous assumptions in the Filing, including assumptions as to the future price of electricity, including fuel charges, future revenues, the costs of transmission and distribution, and service territory demographics, some or all of which may prove not to have been accurate.

                                                          Pepco
                                                          Form 8-K


                            Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Potomac Electric Power Company
                                           (Registrant)


                                           /s/ D. R. WRAASE
                                   By ___________________________
                                          Dennis R. Wraase
                                       Senior Vice President and
                                        Chief Financial Offier

February 1, 1999
    DATE